UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM  8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:  November 20, 2006

Geotec Thermal Generators, Inc.

(Exact name of Small Business Issuer in Its Charter)

Florida

(State or Other Jurisdiction of Incorporation)

000-26315

59-3357040

(Commission File Number

(IRS Employer Identification No.)

110 East Atlantic Avenue, Suite 200, Delray Beach, Florida

33444

(Address of Principal Executive Offices)

(Zip Code)

(561) 276-9960

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

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Written communications pursuant to Rule 425 under the Securities Act

(17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act

(17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement to medications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Section 8 – Other Events

Item 8.01 Other Events.

Geotec Thermal Generators, Inc. (“Geotec” or the “Company”) has designed, co-manufactured and tested a small batch processing coal bio-refinery with TecEnergy Pennsylvania, Inc., a Consolidated Energy & Technology Group, Inc. subsidiary.

The coal bio-refinery was designed to utilize Geotec’s protein/enzyme technology to produce clean coal from waste coal.  Geotec’s enzymes/proteins are part of an enabling technology that can economically bio-refine hydrocarbons (coal and oil) to remove contaminants such as ash, arsenic, mercury, sulfur and other heavy metals to increase the value of the coal or oil.  In addition, heavy or long chain hydrocarbons, such as are contained in sludge or coal, can be bio-chemically modified to increase the value of the coal feedstock.

An independent laboratory obtained the following comparative test results:

            Waste Coal (Dry Basis Pre-treatment)

Waste Coal (Dry Basis Post-treatment)

Btu/Lb                 7,302

12,009

Ash                    47.75%

19.24%

Sulfur                  0.63%

0.82%

Independent laboratory testing results confirm that Geotec’s technology bio-chemically transformed the waste coal by causing a substantial decrease in the level/volume of ash and other contaminants. The Company is now designing continuous flow bio-refineries, as operational volume manufacturing units intended to process 10-100 tons per hour.  These continuous processing bio-refineries have multi-staged processing capabilities that are projected to facilitate further reduction in ash, or other coal contaminates such as sulfur, mercury, arsenic or other heavy metals.

These bio-refinery units are part of the Company’s process to remediate soil that has been mixed with the contaminating laid-up coal.  The Company will utilize a specific type of enzyme/protein that is designed to sequester and eliminate hydrocarbon contamination (and the by-products thereof) and alter the soil to Environmental Protection Agency acceptable hydrocarbon levels.

The Company’s enzyme/protein technology comprises over 120 specific proteins that perform various biochemical processes on hydrocarbons, their by-products and metal contaminants.  The technology can tailor coal or other hydrocarbons, as well as transform solid fuels to liquid fuels.  The processes vary depending on the starting feedstock, and the desired end product and value of that end product.

The Company is currently conducting business operations in the Commonwealth of Pennsylvania.  The Commonwealth of Pennsylvania has published that approximately 250,000 acres of the Commonwealth are contaminated with waste coal sites.  It is estimated that this represents several billion tons of coal that has been laid up on these sites since the early 1900’s.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GEOTEC THERMAL GENERATORS, INC.

By:

/s/:  Bradley T. Ray

Bradley T. Ray, Chief Executive Officer

DATED:  November 20, 2006.